Media Contacts: Doug Fitzgerald, Senior Vice President Marketing & Communications Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dan Leib, Senior Vice President - Finance Tel: 312-326-7710 E-mail: dan.leib@rrd.com

RR DONNELLEY AGREES TO ACQUIRE PERRY JUDD'S HOLDINGS INCORPORATED, U.S. BASED PRINTER SERVING CATALOG AND MAGAZINE SEGMENTS

CHICAGO - December 20, 2006 -- R.R. Donnelley & Sons Company (NYSE: RRD) announced today that it has signed a definitive agreement to acquire Perry Judd's Holdings Incorporated, a privately-owned printer of magazines and catalogs, for a purchase price of $176 million, of which approximately $47 million is for the purchase of the company's common stock and the remainder is for the purchase of the company's preferred stock and the assumption of debt. RR Donnelley expects to repay the debt at or shortly following the closing. The all cash deal is expected to close in the first quarter of 2007. Headquartered in Waterloo, Wisconsin, Perry Judd's long- and short-run capabilities for producing consumer and business-to-business catalogs as well as consumer, trade, and association magazines will complement RR Donnelley's Publishing, Catalog and Retail Services platform.

"Perry Judd's is an exceptional fit with RR Donnelley," said Mark A. Angelson, RR Donnelley Chief Executive Officer. "Increasing our flexibility with the addition of Perry Judd's respected capabilities will allow us better to serve both organizations' customers and will create immediate cross selling synergies as we leverage our leading premedia, logistics, direct mail and other production and service resources."

John Paloian, RR Donnelley Group President, Publishing & Retail Services, added, "The acquisition of Perry Judd's, with its 75-year history of excellence, is another example of how we will continue quickly to grow our company in ways that provide our customers with distinct competitive advantages. This geographic expansion of our comprehensive magazine and catalog manufacturing network allows us better to serve local and regional customers and at the same time adds to the flexibility of our national platform. We are excited to welcome Perry Judd's into our organization and look forward to the expertise and experience that they bring to our ongoing focus of developing best practices throughout our operations."

Perry Judd's has printing facilities in Baraboo, Wisconsin, Spencer, Iowa and Strasburg, Virginia.

About RR Donnelley

RR Donnelley (NYSE: RRD) is the world's premier full-service provider of print and related services, including business process outsourcing. Founded more than 140 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, labels, forms, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley's scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company's web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley's filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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